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CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME

No. 1151104/33

I hereby certify that

MOFFATT & CO (LONDON) LIMITED

having by special resolution changed its name, is now incorporated under the name of

MOFFATT & CO LIMITED

Given under my hand at the Companies Registration Office, Cardiff the 9TH APRIL 1987

an authorised officer

CERTIFICATE OF INCORPORATION

No. 1151104

I hereby certify that

MOFFATT & CO (LONDON) LIMITED

is this day incorporated under the Companies Acts 1948 to 1967 and that the Company is Limited.

Given under my hand at London the 13th December 1973

N Taylor

N. TAYLOR

Assistant Registrar of Companies

C.173